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                                                                   Exhibit 10.55

PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO THE COMPANY'S APPLICATION REQUESTING CONFIDENTIAL TREATMENT UNDER RULE 24B-2 OF THE SECURITIES EXCHANGE ACT.

                                               Mexico City, December 13th, 2002.

AOL MEXICO, S. DE R.L. DE C.V.
Blvd. Manuel Avila Camacho 36_5(degree) Piso
Col. Lomas de Chapultepec
Mexico, 11000, D.F.

                       ATT'N: Lic. Fernando Zetina Arbesu.

According to section 10 of the Master Agreement for Data Communications and Value Added Services, dated January 20, 2000 (hereinafter referred to as the "MAIN AGREEMENT"), AVANTEL shall destine a [**]% of invoiced amount less taxes to joint marketing efforts or, at AOL's option, promotions of AVANTEL's communications services through the service provided under the MAIN AGREEMENT to AOL's subscribers. Under the MAIN AGREEMENT, AVANTEL, S.A. (hereinafter referred to as the "AVANTEL") provides AOL MEXICO, S. DE R.L. DE C.V. (hereinafter referred to as the "AOL") port installation, activation, maintenance and operation services for AOL Switched Access National Network.

Both AVANTEL and AOL has reached the following agreements:

         (i) During a period that goes from July 11, 2000, to December 31, 2002, AVANTEL acknowledges that it has received from AOL payments under the MAIN AGREEMENT in the amount of MXP$[**] (currency of the United Mexican States), as detailed in Annex 1.

         (ii) According to Section 10 of the MAIN AGREEMENT, the [**]% of the invoiced amount less taxes is equal to MXP$[**] (currency of the United Mexican States).

                  (a) AVANTEL shall destine the abovementioned amount in the amounts, time and manner detailed as follows:

                           o AVANTEL will buy advertising from AOL in the amount of USD$[**] (United States Dollars) in calendar year 2003, and USD$[**] (United States Dollars) in calendar year 2004. Such amounts will be paid by AVANTEL on monthly basis each one in the amount of USD$[**] (United States Dollars) beginning on January 2003 and ending on December 2004.

                           o        The balance of the [**]% (MXP$[**])
                                    accumulated from July 2000 until December
                                    2002, will be included as a discount in
                                    AVANTEL's monthly invoices for dedicated ports rendered under the MAIN AGREEMENT. SUCH DISCOUNTS SHALL BE MADE ON A MONTHLY

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                                    BASIS BETWEEN January 2003 to December 2004
                                    in the amount of MXP$[**] (currency of the United Mexican States).

         (iii) In addition, for calendar years 2003 and 2004 the obligation AVANTEL assumed under section 10 of the MAIN AGREEMENT will be fulfilled as follows:

                  (a) AVANTEL and AOL agreed on December 2002 a forecast of the service under the MAIN AGREEMENT that shall be invoiced by AVANTEL to AOL. Such amount is up to approximately MXP$[**] (currency of the United Mexican States).

                  (b) After applying the [**]% mentioned on section 10 of the MAIN AGREEMENT, the result is equal to MXP$[**] (currency of the United Mexican States); this amount will be divided by 12, and the monthly applicable discount to be made by AVANTEL from January to November 2003 will be for MXP$[**] (currency of the United Mexican States). The discount set forth in the Section (iii)(b) shall be in addition to the discount provided for under Section (ii)(a) above.

                  (c) On November 2003, AVANTEL and AOL will revise the projected monthly discounts against the real discounts that should have been done during the preceeding months, and a final adjustment will be made on December 2003.

                  (d) The same procedure will be done for the year 2004, and the corresponding discounts shall be in addition to the discounts provided for under Section (ii)(a) above..

In case AVANTEL does not include the discount in the AOL invoices issued during 2003 and 2004 under sections (ii) and (iii) of this letter agreement, AVANTEL expressly authorizes AOL to subsctract the amount of the corresponding discount directly for the corresponded invoice; this action will not be considered as a breach of the payment obligations AOL has under the provisions of the MAIN AGREEMENT.

Except as expressly provided herein, nothing in this letter agreement shall be deemed to waive or modify any of the provisions of the MAIN AGREEMENT, or any amendment or addendum thereto. Except as provided in this letter agreement and in the port cancellation letter agreement of the same date, all other terms and conditions of the MAIN AGREEMENT shall remain in full force and effect, and the parties hereto acknowledge that such terms and conditions are in full force and effect as of the date hereof. This letter agreement may be executed in Spanish and English, provided however that the Spanish version shall always prevail in the event of any disputes concerning this letter agreement.

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If you agree on the terms and conditions of this letter agreement, please sign one original of this document for your records and return the other original to AVANTEL

Very truly yours,

         AVANTEL, S.A



         /S/ FERNANDO BELLIDO CASTANOS
---------------------------------------------
         MR. FERNANDO BELLIDO CASTANOS

ACCEPT AND AGREED:



DATE:     DECEMBER 13, 2002
     ----------------------------------------
         AOL MEXICO, S. DE R.L. DE C.V.


          /S/ FERNANDO ZETINA ARBESU
     ----------------------------------------
         LIC. FERNANDO ZETINA ARBESU


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